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                        TESSCO TECHNOLOGIES INCORPORATED
                         TEAM MEMBER STOCK PURCHASE PLAN













                           Effective February 1, 1999


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                        TESSCO TECHNOLOGIES INCORPORATED
                         TEAM MEMBER STOCK PURCHASE PLAN

                                TABLE OF CONTENTS

                                    ARTICLE I
         1.1      PURPOSE OF PLAN.............................................................................1


                             ARTICLE II DEFINITIONS

         2.1      ADMINISTRATIVE AGENT........................................................................1

         2.2      COMMITTEE...................................................................................1

         2.3      COMPENSATION................................................................................1

         2.4      FAIR MARKET VALUE ..........................................................................1

         2.5      OFFER DATE..................................................................................1

         2.6      OFFER PERIOD................................................................................1

         2.7      OFFERING TERMINATION DATE...................................................................2

         2.8      OPTION PERCENTAGE...........................................................................2

         2.9      OPTION VALUE................................................................................2

         2.10     PARTICIPANT.................................................................................2

         2.11     PLAN ADMINISTRATOR..........................................................................2

         2.12     TEAM MEMBER.................................................................................2

         2.13     TRADING DAY.................................................................................2


                    ARTICLE III ELIGIBILITY AND PARTICIPATION

         3.1      INITIAL ELIGIBILITY.........................................................................2

         3.2      LEAVE OF ABSENCE............................................................................2

         3.3      RESTRICTIONS ON PARTICIPATION...............................................................2

         3.4      COMMENCEMENT OF PARTICIPATION...............................................................3


                              ARTICLE IV OFFERINGS

         4.1      NUMBER OF SHARES TO BE OFFERED..............................................................3

         4.2      OFFER PERIODS...............................................................................3


                          ARTICLE V PAYROLL DEDUCTIONS

         5.1      AMOUNT OF DEDUCTION.........................................................................4

         5.2      PARTICIPANT'S ACCOUNT.......................................................................4

         5.3      CHANGES IN PAYROLL DEDUCTIONS...............................................................4

         5.4      LEAVE OF ABSENCE............................................................................4


                          ARTICLE VI GRANTING OF OPTION

         6.1      NUMBER OF OPTION SHARES.....................................................................4

         6.2      OPTION PRICE................................................................................5


                         ARTICLE VII EXERCISE OF OPTION

         7.1      AUTOMATIC EXERCISE..........................................................................5

         7.2      FRACTIONAL SHARES...........................................................................5

         7.3      TRANSFER OF OPTION..........................................................................5

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


         7.4      DELIVERY OF STOCK...........................................................................5

         7.5      WITHDRAWAL OF ACCOUNT.......................................................................6


                             ARTICLE VIII WITHDRAWAL

         8.1      IN GENERAL..................................................................................6

         8.2      EFFECT ON SUBSEQUENT PARTICIPATION..........................................................6

         8.3      TERMINATION OF EMPLOYMENT...................................................................6

         8.4      TERMINATION OF EMPLOYMENT DUE TO DEATH......................................................6


                               ARTICLE IX INTEREST

         9.1      PAYMENT OF INTEREST.........................................................................7


                                 ARTICLE X STOCK

         10.1     MAXIMUM SHARES..............................................................................7

         10.2     PARTICIPANT'S INTEREST IN OPTION STOCK......................................................7

         10.3     REGISTRATION OF STOCK.......................................................................7

         10.4     DISPOSITION OF STOCK........................................................................7


                            ARTICLE XI ADMINISTRATION

         11.1     APPOINTMENT OF COMMITTEE....................................................................8

         11.2     AUTHORITY OF COMMITTEE......................................................................8

         11.3     RULES GOVERNING THE ADMINISTRATION OF THE
                  COMMITTEE...................................................................................8


                      ARTICLE XII MISCELLANEOUS PROVISIONS

         12.1     DESIGNATION OF BENEFICIARY..................................................................8

         12.2     TRANSFERABILITY.............................................................................9

         12.3     USE OF FUNDS................................................................................9

         12.4     ADJUSTMENT UPON CHANGES IN CAPITALIZATION...................................................9

         12.5     AMENDMENT AND TERMINATION..................................................................10

         12.6     EFFECTIVE DATE.............................................................................10

         12.7     NO EMPLOYMENT RIGHTS.......................................................................10

         12.8     EFFECT OF PLAN.............................................................................10

         12.9     GOVERNING LAW..............................................................................10



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                        TESSCO TECHNOLOGIES INCORPORATED
                         TEAM MEMBER STOCK PURCHASE PLAN

                                    ARTICLE I
                                    ----------

                                 PURPOSE OF PLAN
                                 ----------------

         1.1 PURPOSE OF PLAN. This TESSCO Technologies Incorporated Team Member Stock Purchase Plan (the "Plan") is intended to provide a method whereby eligible Team Members of TESSCO Technologies Incorporated (hereinafter referred to, unless the context otherwise requires, as the "Company") will have an opportunity to acquire a proprietary interest in the Company through the purchase of shares of the common stock of the Company. It is the intention of the Company to have the Plan qualify as an "employee stock purchase plan" under
Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). The provisions of the Plan shall be construed so as to extend and limit participation in a manner consistent with the requirements of that Section of the Code.

                                   ARTICLE II

                                   DEFINITIONS

         2.1. ADMINISTRATIVE AGENT means the registered broker dealer hired by the Company to assist in the administration of the Plan.

         2.2.     COMMITTEE means the individuals described in Article XI.

         2.3. COMPENSATION means base salary or draw and monthly variable compensation (if any) paid in each Offer Period. Compensation does not include quarterly or annual variable compensation, overtime, severance pay, pay in lieu of vacation, imputed income for income tax purposes, patent and award fees, awards and prizes, back pay awards, reimbursement of expenses and living allowances, educational allowances, expense allowances, disability benefits under any insurance program, fringe benefits, deferred compensation, compensation under the Company's stock plans, amounts paid for services as an independent contractor, or any other form of compensation excluded by the Committee in its discretion. Compensation shall be determined before giving effect to any salary reduction agreement pursuant to a qualified cash or deferred arrangement within the meaning of Section 401(k) of the Code or to any similar salary reduction agreement pursuant to any cafeteria plan (within the meaning of Section 125 of the Code).

         2.4. FAIR MARKET VALUE means the average of the closing bid and asked prices of the Company's common stock as reported by the Nasdaq System.

         2.5.     OFFER DATE means the date described in Section 4.2.

         2.6.     OFFER PERIOD means the period described in Section 4.2.

         2.7.     OFFERING TERMINATION DATE means the date described in
                  Section 4.2.

         2.8.     OPTION PERCENTAGE means the percentage described in
                  Section 6.1.

         2.9.     OPTION VALUE means the value described in Section 6.1.

         2.10. PARTICIPANT means any individual who has satisfied the eligibility and participation requirements set forth in Article III.

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         2.11.    PLAN ADMINISTRATOR means the Company or any third party
administrator designated by the Company.

         2.12. TEAM MEMBER means, subject to Section 3.2, any person employed on a full-time or part-time basis by the Company whose customary employment is for twenty (20) or more hours per week for the Company.

         2.13.     TRADING DAY means the day described in Section 4.2.

                                   ARTICLE III

                          ELIGIBILITY AND PARTICIPATION

         3.1 INITIAL ELIGIBILITY. A Team Member shall become eligible to participate in this Plan on the earlier of: (1) the Team Member's eligibility to make elective deferrals into the TESSCO Technologies Incorporated 401(k) Plan; or (2) the Offer Period following the first anniversary of the Team Member's employment by the Company. Notwithstanding the foregoing, Team Members who customarily work less than twenty (20) hours per week or less than five (5) months per year will be ineligible to participate in this Plan.

         3.2. LEAVE OF ABSENCE. For purposes of participation in the Plan, a person on leave of absence shall be deemed to be a Team Member for the first ninety (90) days of such leave of absence and such Team Member's employment shall be deemed to have terminated at the close of business on the 90th day of such leave of absence unless such Team Member shall have returned to regular full-time or part-time employment (as the case may be) prior to the close of business on such 90th day. Termination by the Company of any Team Member's leave of absence, other than termination of such leave of absence on return to full time or part time employment, shall terminate a Team Member's employment for all purposes of the Plan and shall terminate such Team Member's participation in the Plan and right to exercise any option.

         3.3. RESTRICTIONS ON PARTICIPATION. Notwithstanding any provisions of the Plan to the contrary, no Team Member shall be granted an option under the
Plan:

         (a) if, immediately after the grant, such Team Member would own stock, and/or hold outstanding options to purchase stock, possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company (for purposes of this paragraph, the rules of Section 424(d) of the Code shall apply in determining stock ownership of any Team Member); or

         (b) which permits his rights to purchase stock under all employee stock purchase plans of the Company to accrue at a rate which exceeds $25,000 in Fair Market Value of the stock (determined as of the date such option is granted) for each calendar year in which such option is outstanding.

         3.4. COMMENCEMENT OF PARTICIPATION. An eligible Team Member may become a Participant by completing an authorization for payroll deductions on the form provided by the Company and filing it with the office of the Plan Administrator of the Company within the time prescribed by the Plan Administrator. Payroll deductions for a Participant shall become effective as of the first payroll period ending in the month in which participation commences and shall remain in effect until modified or revoked by the Participant pursuant to Section 5.3 and
Article VIII.

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                                   ARTICLE IV

                                    OFFERINGS

         4.1. NUMBER OF SHARES TO BE OFFERED. The maximum number of shares of common stock of the Company that may be purchased under the Plan is two hundred thousand (200,000). Such shares may be treasury shares or authorized and unissued shares as the Committee may determine in its discretion. The Company, by action of its Board of Directors upon the advice of the Committee and subject to stockholder approval, may increase the number of shares reserved under the Plan.

         4.2. OFFER PERIODS. The Plan shall provide two Offer Periods in each year in which the Plan is in effect, each of which shall commence on one of two Offer Dates and end on one of two Offering Termination Dates. The first Offer Period shall commence on the first Trading Day on or after March 1 (the first "Offer Date") and terminate on the last Trading Day in the period ending the following August 31 (the first "Offering Termination Date"). The second Offer Period shall commence on the first Trading Day on or after September 1 (the second "Offer Date") and terminate on the last Trading Day in the period ending the following February 28, or in the case of a leap year, the following February 29 (the second "Offering Termination Date"). Upon the Offer Date, the Company will issue to each then eligible Team Member, an option to purchase, based upon the amount of the Team Member's Compensation to be reduced during the Offer Period, the number of full shares of common stock (the "Offering") as determined and limited by the Section 6.1. For purposes of this Plan, a Trading Day is a day on which shares of common stock of the Company are traded on the NASDAQ Stock Market.


                                   ARTICLE V

                               PAYROLL DEDUCTIONS

         5.1. AMOUNT OF DEDUCTION. At the time a Participant files his authorization for payroll deduction, he shall elect the percentage rate of Compensation to be deducted on each payday during the time he is a Participant in an Offer Period. In the case of a part-time hourly Team Member, such Team Member's Compensation during an Offering shall be determined by multiplying such Team Member's hourly rate of pay in effect during an Offer Period by the number of regularly scheduled hours of work for such Team Member during such Offer Period.

          Notwithstanding the foregoing, in no event will a Team Member be granted an option under the Plan which permits his rights to purchase stock under all employee stock purchase plans of the Company to accrue at a rate which exceeds $25,000 in Fair Market Value of the stock (determined as of the date such option is granted) for each calendar year in which such option is outstanding.

         5.2. PARTICIPANT'S ACCOUNT. All payroll deductions made for a Participant shall be credited to his account under the Plan. The Participant's account will consist of a bookkeeping entry in the Company's financial records. A Participant may not make any separate cash payment into such account except when on leave of absence and then only as provided in Section 5.4.

         5.3. CHANGES IN PAYROLL DEDUCTIONS. A Participant may discontinue his participation in the Plan as described in Article VIII, but no other change can be made with regard to an Offer Period and, specifically, a Participant may not alter the amount of his payroll deductions for that Offer Period. Except as provided in Article VIII, a Participant may modify or revoke an authorization for payroll deductions only with respect to future Offer Periods.

         5.4. LEAVE OF ABSENCE. If a Participant goes on an approved leave of absence without pay, such Participant shall have the right to elect to withdraw the balance in his or her account pursuant to Section 8.1, or the Participant shall have the right to elect to carryover the balance in his or her account to be applied to the purchase of shares in a subsequent Offer Period. If a Participant goes on an approved leave of absence with pay (no interruption of bi-weekly salary), the Participant shall continue to be eligible to participate in the Plan.

                                   ARTICLE VI

                               GRANTING OF OPTION


         6.1. NUMBER OF OPTION SHARES. On each Offer Date, participating Team Members shall be deemed to have been granted options to purchase shares of common stock of the Company equal to the number of full shares that may be purchased with the Team Members authorized payroll deductions for the Offer Period. The number of shares that may be so purchased shall be determined by dividing the total of the Team Member's payroll deductions authorized to be made during the Offer Period (plus any carryovers of amounts not applied to the purchase of shares in an earlier Offer Period) by the Option Value of the common stock of the Company at the beginning of the Offer Period. The Option Value for the Offer Period shall be the Option Percentage, multiplied by the Fair Market Value of the common stock on the first Trading Day of the Offer Period.

         Prior to each Offer Period, the Option Percentage shall be determined by the Committee, in its sole and absolute subjective discretion, which percentage shall be at least eighty-five percent (85%) and not more than one hundred percent (100%).

         Any amount credited to a Participant's account that will not purchase a full share or is in excess of the amount needed to fully exercise the Team Member's option for that Offer Period will be carried forward to the next Offer Period.

         6.2. OPTION PRICE. The Option Price of stock purchased with payroll deductions made during such Offer Period for a Participant therein shall be the lesser of:

                  (i) the Option Percentage multiplied by the Fair Market Value of a share of common stock on the first Trading Day of the Offer Period (the "Offer Date"); or

                  (ii) the Option Percentage multiplied by the Fair Market Value of a share of common stock on the last Trading Day of the Offer Period (the "Offering Termination Date").

                                  ARTICLE VII

                               EXERCISE OF OPTION

         7.1. AUTOMATIC EXERCISE. Unless a Participant withdraws from the Plan as provided in Article 8, his option to purchase stock with payroll deductions made during each Offer Period will be deemed to have been exercised automatically on the Offering Termination Date (as defined in Section 4.2) applicable to such Offering, for the purchase of the number of full shares of stock which the accumulated payroll deductions and carryovers in his account at that time will purchase at the applicable Option Price (but not in excess of the number of shares for which options were deemed to have been granted to the Team Member at the Offer Date pursuant to Article VI).

         7.2. FRACTIONAL SHARES. Fractional shares will not be issued under the Plan and any accumulated payroll deductions which would have been used to purchase fractional shares will be carried over to the next Offer Period pursuant to Section 6.1.

         7.3. TRANSFER OF OPTION. During a Participant's lifetime, options held by such Participant shall be exercisable only by that Participant.

         7.4 DELIVERY OF STOCK. As promptly as practicable after the Offering Termination Date of each Offering, the Company will deliver to the Administrative Agent, as appropriate, certificates for the shares of stock purchased upon exercise of the Participant's option. Certificates for the shares of stock purchased upon exercise of the Participant's option will be held by the Administrative Agent in accordance with Section 10.4.

         7.5 WITHDRAWAL OF ACCOUNT. By written notice to the Plan Administrator of the Company at any time prior to the Offering Termination Date applicable to any Offering, a Participant may elect to withdraw all the accumulated payroll deductions in his account at such time.

                                  ARTICLE VIII

                                   WITHDRAWAL

         8.1. IN GENERAL. As indicated in Section 7.5, a Participant may withdraw payroll deductions credited to his account under the Plan at any time prior to the Offering Termination Date applicable to any Offering by giving written notice to the Plan Administrator of the Company. All of the Participant's payroll deductions credited to his account will be paid to him promptly after receipt of his notice of withdrawal, and no further payroll deductions will be made from his pay during such Offering. The Company may, at its option, treat any attempt by a Team Member to borrow on the security of his accumulated payroll deductions as an election to withdraw such deductions.

         8.2. EFFECT ON SUBSEQUENT PARTICIPATION. A Participant's withdrawal of his account will not have any effect upon his eligibility to participate in any succeeding Offering or in any similar plan which may hereafter be adopted by the Company.

         8.3. TERMINATION OF EMPLOYMENT. Upon termination of the Participant's employment for any reason, including retirement (but excluding death while in the employ of the Company or continuation of a leave of absence for a period beyond ninety (90) days), the payroll deductions credited to his account will be returned to him, or, in the case of his death subsequent to the termination of his employment, to the person or persons entitled thereto under Section 12.1.

         8.4. TERMINATION OF EMPLOYMENT DUE TO DEATH. Upon termination of the Participant's employment because of his death, his beneficiary (as defined in Section 12.1) shall have the right to elect, by written notice given to the Plan Administrator prior to the earlier of the Offering Termination Date or the expiration of a period of sixty (60) days commencing with the date of death of the Participant, either

         (a) to withdraw all of the payroll deductions credited to the Participant's account under the Plan, or

         (b) to exercise the Participant's option for the purchase of stock on the Offering Termination Date next following the date of the Participant's death for the purchase of the number of full shares of stock which the accumulated payroll deductions in the Participant's account at the date of the Participant's death will purchase at the applicable option price, and any excess credited to such account will be paid to said beneficiary, without interest.

         In the event that no such written notice of election shall be duly received by the Plan Administrator, the beneficiary shall automatically be deemed to have elected, pursuant to paragraph (b), to exercise the Participant's option.

                                   ARTICLE IX

                                    INTEREST

    9.1 PAYMENT OF INTEREST. No interest will be paid or allowed on any money paid into the Plan or credited to the account of any Participant Team Member.


                                   ARTICLE X

                                      STOCK

    10.1. MAXIMUM SHARES. If the total number of shares for which options are exercised on any Offering Termination Date in accordance with Article VI exceeds the maximum number of authorized shares remaining for purchase under Section 4.1, the Committee shall make a pro rata allocation (based on the amounts deducted from pay) of the shares available for delivery and distribution in as nearly a uniform manner as shall be practicable and as it shall determine to be equitable, and the balance of payroll deductions credited to the account of each Participant under the Plan shall be returned to him as promptly as possible.

    10.2. PARTICIPANT'S INTEREST IN OPTION STOCK. The Participant will have no interest in any shares of stock covered by his option until such option has been exercised and shares have been issued to the Participant.

    10.3. REGISTRATION OF STOCK. Stock to be delivered to a Participant under the Plan will be registered in the name of the Participant, or, if the Participant so directs by written notice to the Plan Administrator of the Company prior to the Offering Termination Date applicable thereto, in the names of the Participant and one such other person as may be designated by the Participant, as joint tenants with rights of survivorship to the extent permitted by applicable law.

    10.4. DISPOSITION OF STOCK. Shares of common stock to be delivered to any individual by virtue of such individual's participation in the Plan will be held by the Administrative Agent for at least eighteen (18) months following the Offering Termination Date. Notwithstanding the foregoing, during such period that the common stock is held by the Administrative Agent, such individual shall be the owner of record, provided however, that such individual may not sell, assign, or otherwise dispose of such common stock during the eighteen (18) month period immediately following the Offering Termination Date.

                                   ARTICLE XI

                                 ADMINISTRATION

    11.1. APPOINTMENT OF COMMITTEE. The Compensation Committee shall administer the Plan, which shall consist of no fewer than three members of the Board of Directors. No member of the Committee shall be a Team Member eligible to purchase stock under the Plan.

    11.2. AUTHORITY OF COMMITTEE. Subject to the express provisions of the Plan, the Committee shall have plenary authority in its discretion to interpret and construe any and all provisions of the Plan, to adopt rules and regulations for administering the Plan, and to make all other determinations deemed necessary or advisable for administering the Plan. The Committee's determination on the foregoing matters shall be conclusive.

    11.3. RULES GOVERNING THE ADMINISTRATION OF THE COMMITTEE. The Board of Directors may from time to time appoint members of the Committee in substitution for or in addition to members previously appointed and may fill vacancies, however caused, in the Committee. The Committee may select one of its members as its Chairman and shall hold its meetings at such times and places as it shall deem advisable and may hold telephonic meetings. A majority of its members shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. The Committee may correct any defect or omission or reconcile any inconsistency in the Plan, in the manner and to the extent it shall deem desirable and in accordance with applicable law. Any decision or determination reduced to writing and signed by all of the members of the Committee shall be as fully effective as if it had been made by a majority vote at a meeting duly called and held. The Committee may appoint a secretary and shall make such rules and regulations for the conduct of its business as it shall deem advisable.

                                  ARTICLE XII

                                  MISCELLANEOUS

    12.1. DESIGNATION OF BENEFICIARY. A Participant may file a written designation of one or more beneficiaries who is to receive any stock and/or cash issuable or payable, as the case may be, after the Participant's death. Such designation of beneficiary may be changed by the Participant at any time by written notice delivered prior to the Participant's death to the Plan Administrator. Upon the death of a Participant, if the Plan Administrator has received a valid designation of beneficiary and receives sufficient proof of such beneficiary's identity, the Company shall deliver such stock and/or cash to such beneficiary. In the event of the death of a Participant and in the absence of a living, validly designated beneficiary, the Company shall deliver such stock and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Committee, in its discretion, may cause the Company to deliver such stock and/or cash to the spouse or to any one or more dependents of the Participant as the Company may designate. No beneficiary shall, prior to the death of the Participant by whom he has been designated, acquire any interest in the stock or cash credited to the Participant under the Plan.

    12.2. TRANSFERABILITY. Neither payroll deductions credited to a Participant's account nor any rights with regard to the exercise of an option or to receive stock under the Plan may be assigned, transferred, pledged, or otherwise disposed of in any way by the Participant other than by will or the laws of descent and distribution. Any such attempted assignment, transfer, pledge or other disposition shall be without effect, except that the Plan Administrator may treat such act as an election to withdraw funds in accordance with Section 8.1.

    12.3. USE OF FUNDS. All payroll deductions received or held by the Company under this Plan may be used by the Company for any corporate purpose and the Company shall not be obligated to segregate such payroll deductions.

    12.4.     ADJUSTMENT UPON CHANGES IN CAPITALIZATION.

    (a) If, during any Offer Period, the outstanding shares of common stock of the Company have increased, decreased, changed into, or been exchanged for a different number or kind of shares or securities of the Company without the receipt of consideration through reorganization, merger, recapitalization, reclassification, stock split, reverse stock split or similar transaction, appropriate and proportionate adjustments may be made by the Committee in the number and/or kind of shares which are subject to purchase under outstanding options and on the option exercise price applicable to such outstanding options. In addition, in any such event, the number and/or kind of shares which may be offered in the Offerings described in Article IV hereof shall also be proportionately adjusted. No adjustments shall be made for stock dividends. For the purposes of this paragraph, any distribution of shares to shareholders in an amount aggregating 20% or more of the outstanding shares shall be deemed a stock split and any distributions of shares aggregating less than 20% of the outstanding shares shall be deemed a stock dividend.

        (b) If, during the Offer Period, the Company dissolves, liquidates, reorganizes, merges, or consolidates with one or more corporations as a result of which the Company is not the surviving corporation, or upon a sale of substantially all of the property or stock of the Company to another corporation, the holder of each option then outstanding under the Plan will thereafter be entitled to receive at the next Offering Termination Date upon the exercise of such option for each share as to which such option shall be exercised, as nearly as reasonably may be determined, the cash, securities and/or property which a holder of one share of the common stock was entitled to receive upon and at the time of such transaction. The Board of Directors shall take such steps in connection with such transactions as the Board shall deem necessary to assure that the provisions of this Section 12.4 shall thereafter be applicable, as nearly as reasonably may be determined, in relation to the said cash, securities and/or property as to which such holder of such option might thereafter be entitled to receive.

    12.5. AMENDMENT AND TERMINATION. The Board of Directors shall have complete power and authority to terminate or amend the Plan; provided, however, that the Board of Directors shall not, without the approval of the stockholders of the Corporation (i) increase the maximum number of shares which may be issued under any Offering; (ii) or amend the requirements as to the class of Team Members eligible to purchase stock under the Plan. No termination, modification, or amendment of the Plan may, without the consent of a Team Member then having an option under the Plan to purchase stock, adversely affect the rights of such Team Member under such option.

    12.6. EFFECTIVE DATE. The Plan shall become effective as of February 1, 1999, subject to the approval by the holders of the majority of the common stock present and represented at a special or annual meeting of the shareholders held on or before February 1, 2000. If the Plan is not so approved, the Plan shall not become effective.

    12.7. NO EMPLOYMENT RIGHTS. The Plan does not, directly or indirectly, create in any Team Member or class of Team Members any right with respect to continuation of employment by the Company, and it shall not be deemed to interfere in any way with the Company's right to terminate, or otherwise modify, a Team Member's employment at any time.

    12.8. EFFECT OF PLAN. The provisions of the Plan shall, in accordance with its terms, be binding upon, and inure to the benefit of all Team Members and all beneficiaries of Team Members participating in the Plan, including, without limitation, each such Team Member's estate and the executors, administrators or trustees thereof, heirs and legatees.

    12.9. GOVERNING LAW. The law of the State of Maryland will govern all matters relating to this Plan except to the extent it is superseded by the laws of the United States.

    IN WITNESS WHEREOF, the Company has caused this Plan to be executed by its duly authorized officer and its seal to be affixed hereto, effective, except as specified to the contrary herein, as of February 1, 1999.

ATTEST:                                    TESSCO TECHNOLOGIES INCORPORATED

                                           By:
--------------------------------------        ---------------------------------

                                           Name:
                                                --------------------------------
                                           Title:
                                                 ------------------------------